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                                                                   Exhibit 99(d)





                                              January 30, 1997





American Electric Power Company, Inc.
1 Riverside Plaza
Columbus, Ohio 43215

Ohio Power Company
301 Cleveland Avenue, S.W.
Canton, Ohio 44702

Ladies and Gentlemen:

               We have acted as special counsel to American Electric Power Company, Inc. (the "Company") and Ohio Power Company ("OPCo") in connection with the Company's tender offer for any and all of the outstanding shares of certain series of cumulative preferred stock (as listed on Schedule A attached hereto) of OPCo (the "Preferred").

               We have examined (i) the Offer to Purchase and Proxy Statement for the Preferred dated January 30, 1997 (the "Offer to Purchase and Proxy Statement"), which incorporates by reference the Annual Reports on Form 10-K of the Company and OPCo for the fiscal year ended December 31, 1995, the Quarterly Reports on Form 10-Q of the Company and OPCo for the interim periods ended March 31, 1996, June 30, 1996, and September 30, 1996 and the Current Reports on Form 8-K of the Company and OPCo

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American Electric Power Company, Inc.  -2-                      January 30, 1997
Ohio Power Company



dated December 23, 1996 (the "OPPS Exchange Act Documents"), each as filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) the
Schedule 13E-4 for the Preferred, dated January 29, 1997, filed by the Company under the Exchange Act, including the related exhibits thereto, which Schedule 13E-4 incorporates by reference the OPPS Exchange Act Documents and the Quarterly Report on Form 10-Q of OPCo for the interim period ended September 30, 1995, each as filed under the Exchange Act, and (iii) the Letters of Transmittal for the Preferred. In addition, we have examined, and have relied as to matters of fact upon, the originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and OPCo, and have made such other and further investigations as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

               In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as drafts or as certified, conformed, photostatic or facsimile copies, and the authenticity of originals of such latter documents.

               Based upon the foregoing, and subject to the qualifications and limitations stated herein, we hereby advise you that the statements made in the Offer to Purchase and Proxy Statement under the caption "Certain Federal Income Tax Consequences,"

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American Electric Power Company, Inc.  -3-                      January 30, 1997
Ohio Power Company



insofar as they purport to constitute summaries of matters of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.
               We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the federal income tax law of the United States.
               We hereby consent to the reference to our firm under the caption "Certain Federal Income Tax Consequences" in the Offer to Purchase and Proxy Statement.
                                                   Very truly yours,
                                                   /s/Simpson Thacher & Bartlett
                                                   -----------------------------
                                                   SIMPSON THACHER & BARTLETT



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                                   SCHEDULE A

                               LIST OF THE SHARES


Ohio Power Company

        1. Cumulative Preferred Stock, 4-1/2% Series (par value $100 per share)
        2. Cumulative Preferred Stock, 4.08% Series (par value $100 per share)
        3. Cumulative Preferred Stock, 4.20% Series (par value $100 per share)
        4. Cumulative Preferred Stock, 4.40% Series (par value $100 per share)
        5. Cumulative Preferred Stock, 5.90% Series (par value $100 per share)
        6. Cumulative Preferred Stock, 6.02% Series (par value $100 per share)
        7. Cumulative Preferred Stock, 6.35% Series (par value $100 per share)